UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
(Amendment 4)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEGENDS BUSINESS GROUP, INC.

(Name of small business issuer in its charter)

Nevada	7389	20-44655282
(State or Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization	Classification Code Number)	Identification No.)

1375 Semoran Boulevard
Casselberry, Florida 32707
407-263-4029

(Address and telephone number of principal executive offices)

Same as Above

(Address of principal place of business or intended principal place of business)

Larry Powalisz
1375 Semoran Boulevard
Casselberry, Florida 32707
407-263-4029
(Name, address and telephone number of agent for service)

Copies of Communications to:

Barbara A Moran, Esq.
1015 North Semoran Boulevard
#105-465
Casselberry, Florida 32707
407-263-4026

Approximate date of proposed sale to public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.001 par value	32,615,000	$0.15	$4,891,500	$523.47
TOTAL	32,615,000	$0.15	$4,891,500	$523.47

(1)	The proposed maximum offering price is estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

Subject to Completion, dated_____________________, 2007.

Initial Public Offering
PROSPECTUS

LEGENDS BUSINESS GROUP, INC.
32,615,000 Shares of Common Stock

We have prepared this prospectus to allow certain of our current stockholders to sell up to 32,615,000 shares of our common stock. We are not selling any shares of common stock under this prospectus. This prospectus relates to the disposition by the selling security holders listed on beginning on page 8 or their transferees, of up to 32,615,000 shares of our common stock already issued and outstanding. We will receive no proceeds from the disposition of already outstanding shares of our common stock by the selling security holders.

The selling security holders may sell these shares from time to time after this Registration Statement is declared effective by the Securities and Exchange Commission. We will not receive any of the proceeds received by the selling security holders.

The selling security holders will sell at a price per share of $0.15 until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

For a description of the plan of distribution of the shares, please see page 13 of this prospectus. There is no public market for our securities. We plan to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board; however, there can be no assurance that NASD will approve the inclusion of our common stock.

We urge you to read carefully the “Risk Factors” section beginning on page 3 where we describe specific risks associated with an investment in Legends Business Group, Inc. and these securities.
________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
________________________

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these Securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE DATE OF THIS PROSPECTUS IS __________, 2007.

PROSPECTUS SUMMARY

You should read the following summary together with the entire prospectus, including the more detailed information in our financial statements and related notes appearing elsewhere in this prospectus. You should carefully consider the matters discussed in “Risk Factors” beginning on page 3.

LEGENDS BUSINESS GROUP

Legends Business Group (hereinafter LBGI) is a development stage company incorporated in the State of Nevada in 2006. We were formed as a consulting firm. LBGI will provide consulting services to small and medium size business that are ISP (Internet Service Providers), long distance providers, VOIP (Voice Over Internet Protocol) providers and digital content providers. Our client companies market their products mainly through the use of direct mail, websites and telemarketers. Our clients will use an independent billing house to bill their monthly fees directly to their customer’s telephone bill. Legends Business Group currently focuses on three stages of this business:

1.
Billing: Before a business client can use a telephone company to bill their services to their client company, the FCC and FTC may require approval of the billing arrangement. We will assist business clients in obtaining and maintaining billing agreements between the appropriate agencies and client companies. Monthly sales will be submitted to each business client advising of new client company customers obtained. Monthly reports will provide all details regarding customer retention and cancellations.

2.
Customer Service: It is vital that the client companies understand that the third party services provided will be billed with the assistance of a third party billing house through their local telephone bill, thus simplifying their recordkeeping requirements. Each client company must maintain a center that will handle all aspects of customer service regarding the billing accounts. A customer service training manual will be customized for each client company, providing , in detail, the language and processes to be used that will maintain a high level of client satisfaction with the services billed. The customer service representatives will be trained to provide world class customer service, allowing for high client company retention and low levels of service cancellations.

3.
Scripting: Each client company must be aware of the constraints under which they operate. The FCC and FTC provide the guidelines and standards that must be met for client companies to operate in compliance at all times. The FCC requires that all client companies must establish a third party verification company to ensure that sales are properly verified and processed. The client companies must use appropriate and detailed descriptions of the products they are selling and /or the services they will be providing and billing through the client companies monthly telephone bills. We will assist client companies with obtaining all necessary approvals and maintaining those approvals by scripting approved language that will assure continued compliance with all rules and regulations in place.

We have begun to generate revenues from our consulting services, which come from a related party company. We currently charge a flat rate fee for our consulting services on a monthly basis. The rate charged for our services will be dependent upon the level of consulting services the client company is interested in utilizing and the complexity of the client company business. LBGI consulting fees will be negotiated and established based upon client need and the complexity of their business.

As a result of our recent formation we currently have only two employees, Larry Powalisz, who is our Chairman, CEO, President, and controlling shareholder and Mark Powalisz, who is our Secretary and a Director.

Going Concern

Our auditor has raised substantial doubt about our ability to continue as a going concern. According to our auditor, continuation of our Company as a going concern is dependent upon raising funds and generating ongoing revenues from our operations. The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of Legends Business Group as a going concern. Our cash position may be inadequate to pay all of the costs associated with executing our business plan. Management intends to use current income, borrowings and revenues to mitigate the effects of its cash position; however, no assurance can be given that debt or equity financing, if and when required will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should we be unable to continue existence.

Our principal executive office address and phone number is:

Legends Business Group
1375 Semoran Boulevard
Casselberry, Florida 32707
407-263-4029

The Offering

Shares offered by the selling security holders...	32,615,000 shares of common stock, $0.001 par value per share, which include:

Offering price...	$0.15

Total shares of common stock outstanding as of December 31, 2006	77,615,000

Total proceeds raised by us from the disposition of the common stock by the selling security holders or their transferees...	We will not receive proceeds from the disposition of already outstanding shares of our common stock by selling security holders or their transferees.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial information derived from our financial statements. The information should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

From March 2, 2006
(Date of Inception) to
March 31, 2007

Revenue from a related party	$22,000

Net loss for the period	$(7,756,256)

Net loss per share - basic and diluted	$(0.11)

As at
March 31, 2007

Working capital (deficiency)	$(2,482)

Total assets	$7,760

Total number of issued shares of common stock	77,615,000

Weighted average shares outstanding	72,575,651

Accumulated deficit during development stage	$(7,756,256)

Total stockholders’ equity	$5,244

RISK FACTORS

Investing in our common stock will provide you with an equity ownership in Legends Business Group. As one of our stockholders, you will be subject to risks inherent in our business. The value of your investment may decrease, resulting in a loss. You should carefully consider the following factors as well as other information contained in this prospectus before deciding to invest in shares of our common stock. As of the date of this filing, our management is aware of the following material risks.

Risks Relating to an Investment in Legends Business Group

We are a development stage company organized in March 2006 and have no operating history, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment.

We were incorporated in March of 2006 as a Nevada corporation. As a result of our recent start up, we have generated limited revenues from operations and have been focused on organizational, start-up, and market analysis activities since we incorporated. Our operating activities during this period consisted primarily of developing contacts for our consulting services. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our services, the level of our competition and our ability to attract and maintain key management and employees.

Our prospects are subject to the risks and expenses encountered by start-up companies, such as ours, which are establishing a business as consulting firm. Our limited operating history makes it difficult or impossible to predict future results of our operations. We may not establish a client base that will make us profitable, which might result in the loss of some or all of your investment in our common stock.

You should consider our prospects in light of the risks and difficulties frequently encountered by early stage companies in the rapidly evolving consulting market. These risks include, but are not limited to, an unpredictable business environment, the difficulty of managing growth and the use of our business model. To address these risks, we must, among other things:

• expand our customer base;
• enhance our name recognition;
• expand our product and service offerings;
• successfully implement our business and marketing strategy;
• provide superior customer service;
• respond effectively to competitive and technological developments; and
• attract and retain qualified personnel.

Our ability to continue as a going concern is in doubt.

Our auditor has raised a concern regarding our ability to continue as a going concern. LBGI is in the development stage and we have generated limited revenues since our inception. Our source of funds has been the sale of our common stock and limited revenue generated from sales of our services to a related party company. We continue to incur operating expenses, legal and accounting expenses, consulting fees and promotional expenses. These factors raise substantial doubt about our ability to continue as a going concern.

We have only recently commenced our consulting business and have no significant operating history. Therefore, our business and future prospects are difficult to evaluate. You should consider the challenges, risks and uncertainties frequently encountered by early-stage companies using new and unproven business models in rapidly evolving markets. These include significant start-up expenses, obtaining and performing contracts with clients, hiring and retaining qualified personnel, and establishing a reputation in the industry. There is no assurance we will be able to enter into substantial arrangements with clients for our consulting business or that we can develop contracts on terms that will be favorable to us or at all. Moreover, even if we enter into any such arrangements, there is no assurance that such arrangements with clients will be profitable.

We will require additional financing in order to implement our marketing plan. In the event we are unable to acquire additional financing, we may not be able to implement our market plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, we will have to incur the costs of developing professional marketing materials, hiring new employees and commencing marketing activities. To fully implement our business plan we will require substantial additional funding. We anticipate that our current cash on hand and the revenue we receive will enable us to maintain minimum operations and working capital requirements for at least twelve months.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders may lose part or all of their investment.

The issuance of additional shares of stock to obtain additional financing may dilute the holdings of our existing stockholders or reduce the market price of our stock.

Additional equity offerings by us may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Any decision to issue securities in any future offering will depend on market conditions and other factors beyond our control. LBGI cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock or diluting their stock holdings in us.

We currently have no arrangements to provide for additional financing.

We will need to raise additional funds to expand our operations. We will need to raise additional funds to expand our operations. We do not have plans in place to provide for this additional financing.

Our revenues are currently generated from a related party.

LBGI has generated revenue through a consulting contract with a related company. LBGI has not generated any non related party revenue at this point in operations, and may be unable to obtain non-related sources of revenue.

Our operations could suffer from telecommunications or technology downtime, disruptions or increased costs.

We are highly dependent on our computer and telecommunications equipment and software systems. In the normal course of our business, we must record and process significant amounts of data quickly and accurately to access, maintain and expand the databases we use for our services. We are also dependent on continuous availability of voice and electronic communication with customers. If we experience interruptions of our telecommunications network with our clients, we may experience data loss or a reduction in revenues. These disruptions could be the result of errors by our vendors, clients or third parties, electronic or physical attacks by persons seeking to disrupt our operations, or the operations of our vendors, clients or others. Any failure of a vendor to perform services could result in business disruptions and impede our ability to provide services to our clients. A significant interruption of service could have a negative impact on our reputation and could lead our present and potential clients not to use our services. The temporary or permanent loss of equipment or systems through casualty or operating malfunction could reduce our revenues and harm our business.

We could cause disruptions to our clients' business from inadequate service. Our insurance coverage may be inadequate.

Failures to meet service requirements of a client could disrupt the client's business and result in a reduction in revenues or an increase in charges or a claim for substantial damages against us. For example, some of our agreements may have standards for service that, if not met by us, may result in lower payments to us. In addition, because many of our projects are business-critical projects for our clients, a failure or inability to meet a client's expectations could seriously damage our reputation and affect our ability to attract new business. To the extent that our contracts contain limitations on liability, such contracts may be unenforceable or otherwise may not protect us from liability for damages. While we maintain general liability insurance coverage, including coverage for errors and omissions, this coverage may be inadequate to cover one or more large claims, and our insurer may deny coverage.

Our clients may adopt technologies that decrease the demand for our services, which could reduce our revenues and seriously harm our business.

We target clients with a high need for our consulting services. However, our potential clients may adopt new technologies that decrease the need for such services. The adoption of changing technologies could reduce the demand for our services, pressure our pricing, cause a reduction in our revenues and harm our business.

Unauthorized disclosure of sensitive or confidential client and customer data, whether through breach of our computer systems or otherwise, could expose us to protracted and costly litigation and cause us to lose clients.

We may be required to collect and store sensitive data in connection with our consulting services, including names, addresses, social security numbers, credit card account numbers, checking and savings account numbers and payment history records, such as account closures and returned checks. If any person, including any of our employees, penetrates our network security or otherwise misappropriates sensitive data, we could be subject to liability for breaching contractual confidentiality provisions or privacy laws. Penetration of the network security of our data centers could have a negative impact on our reputation and could lead our present and potential clients to choose other service providers.

 We are significantly dependent on Larry Powalisz, our Chairman, CEO and President, who has limited experience in running a business such as ours. The loss or unavailability to Legends Business Group of Mr. Powalisz’s services would have an adverse effect on our business, operations and prospects which could result in a loss of your investment in us.

The implementation of our business plan is significantly dependent upon the abilities and continued participation of Larry Powalisz, our Chairman, CEO, and President. Mr. Powalisz is not irreplaceable; however, it would be difficult to replace Mr. Powalisz at such an early stage of our development. The loss of, or unavailability to LBGI of Mr. Powalisz’s services would have an adverse effect on our business, operations and prospects. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Powalisz, should his services be unavailable or discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Powalisz, we would be required to cease pursuing our business opportunities, which could result in a loss of your investment.

 Mr. Powalisz is currently involved with other businesses and there can be no assurance that he will continue to provide services to us. We do not have an employment agreement with Mr. Powalisz. Mr. Powalisz’s limited time devotion to Legends Business Group could have an adverse effect on our operations.

We do not have the depth of managerial or technical personnel as may be available to other publicly traded companies. Mr. Powalisz is involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Powalisz does not have an employment agreement with LBGI, and he is under no obligation to provide services to us. Mr. Powalisz will continue to devote only a portion of his time to our activities. Mr. Powalisz currently devotes approximately 10 hours of his time per week to LBGI, and may or may not devote more time to the company as he deems necessary.

Mr. Powalisz, our Chairman, CEO and President is the majority shareholder of LBGI stock.

Mr. Powalisz, as our Chairman, CEO and President makes decisions for LBGI at his discretion and not as a result of compromise or vote by members of the board. Mr. Powalisz exerts control over the marketing, development and direction that the business will take.

We have incurred losses and may continue to incur losses for the foreseeable future. Continued losses could result in the loss of your investment.

 Legends Business Group has incurred losses since inception. Unexpected expenses or changes in the business environment may result in operating losses in the future.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this offering, there is no public market for our common stock. There can be no assurance that our attempts to obtain sponsorship of our stock through an authorized OTC bulletin board market maker for sponsorship will be successful. Furthermore, if our securities are not quoted on the OTC bulletin board or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions. These marketability restrictions may prevent you from liquidating your stock, thus causing a loss of your investment.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

ABOUT THIS PROSPECTUS

You should only rely on the information contained in this prospectus. We have not, and the selling security holders have not, authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

AVAILABLE INFORMATION

We are not required to deliver annual reports to stockholders. However, upon completion of this offering, we will become subject to the informational and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the requirements of the Exchange Act, we will file periodic reports and other required information with the SEC. All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC’s website (http://www.sec.gov). We have not filed any reports or statements with the SEC prior to filing this registration statement and prospectus.

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year.

We have filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules, may be reviewed and copied at the SEC’s public reference facilities or through the SEC’s EDGAR website.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary,” “Risk Factors,” “Plan of Operation,” “Description of Business,” and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends to,” “estimated,” “predicts,” “potential,” or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors,” “Plan of Operation” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results.

We make statements in this prospectus and in the documents we incorporate by reference that are considered forward-looking statements within the meaning of the Securities Act and the Exchange Act. Sometimes these statements contain words such as “may,” “believe,” “expect,” “continue,” “intend,” or other similar words. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other factors that could cause our actual performance or achievements to be materially different from those we project. The following factors, among others, could cause materially different results from those anticipated or projects:

•	heightened competition;
•	failure to identify, develop or profitably manage additional businesses;
•	failure to obtain new customers or retain existing customers;
•	inability to carry out marketing and sales plans;
•	inability to obtain capital for future growth;
•	loss of key executives; and
•	general economic and business conditions.

We do not have a policy of updating or revising forward-looking statements and thus it should not be assumed that silence by us over time means that actual events are bearing out as estimated in such forward looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the disposition of the shares of common stock by the selling security holders or their transferees.

SELLING SECURITY HOLDERS

The shares to be offered by the selling security holders are “restricted” securities under applicable federal and state laws and are being registered under the Securities Act of 1933, as amended (the “Securities Act”) to give the selling security holders the opportunity to publicly sell these shares. The registration of these shares does not require that any of the shares be offered or sold by the selling security holders. The selling security holders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

Each of the selling security holders has no agreement or understanding, directly or indirectly, with any person to distribute such securities. The selling security holders either purchased their stock in the ordinary course of business or received stock in lieu of cash for services rendered to the business during the start up phases of LBGI.

Other than the costs of preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling security holders.

SELLING SECURITY HOLDER INFORMATION

The following is a list of selling security holders who own an aggregate of 32,615,000 shares of our common stock covered in this prospectus.	BEFORE OFFERING			Number of Shares Offered (2)	Shares Owned after Offering (3)
Name	Number of Shares of Common Stock Owned	Total Number of Shares Beneficially Owned (1)	Percentage of Shares Owned (1)
Dylan Rodriguez 1631 Oak Springs Place Lake Mary, FL 32746	1,000	1,000	0%	1,000	0
Marcus Anderson 678 Canadice Ct. Winter Springs, FL 32708	1,000	1,000	0%	1,000	0
Clayton Fioravanti 4918 Sudbury Ct. Orlando, FL 32826	1,000	1,000	0%	1,000	0
Mark Greer 3791 Somerset Ave. Castro Valley, CA 94546	5,000	5,000	0%	5,000	0
Kim Lettau 5611 Kipling Ct Fort Wayne, IN 46835	1,000	1,000	0%	1,000	0
Jacinda Jo Lettau 302 Creekside Ct E Huntertown, IN 46748	1,000	1,000	0%	1,000	0
Jeffrey Templin 456 Feldspar Ln. Santa Rosa, CA 95407	1,000	1,000	0%	1,000	0
Frances Cruz Templin 456 Feldspar Ln. Santa Rosa, Ca 95407	5,000	5,000	0%	5,000	0

James Eddy 2603 Avondale Ct. Kissimmee, FL 34746	5,000	5,000	0%	5,000	0
Sharon Johns 2209 Harbor Light Ln. # 101 Winter Park, FL 32792	5,000	5,000	0%	5,000	0
William Michael 2039 New Stonecastle Ter #103 Winter Park, FL 32792	1,000	1,000	0%	1,000	0
Michael Flattery 151 E Washington St. #217 Orlando, FL 32801	5,000	5,000	0%	5,000	0
Christel Martin 5400 Birchbend Loop Oviedo, FL 32765	5,000	5,000	0%	5,000	0
Johannah Leggore 429 N Hawthorn Cir. Winter Springs FL 32708	5,000	5,000	0%	5,000	0
Joseph Scuderi, Jr 9861 Bubbling Brook Ct. Oviedo, FL 32765	5,000	5,000	0%	5,000	0
Scott Chase 235 Wilshire Dr, Casselberry, FL 32707	5,000	5,000	0%	5,000	0
Renata Makarios 1740 W. Cheryl Dr. Winter Park, FL 32792	3,500,000	3,500,000	4.5%	3,500,000	0
Todd W. Smith 7043 Citrus Point Ct. Winter Park, FL 32792	1,000	1,000	0%	1,000	0
Paul C Cook 411 Still Forest Ter, Sanford, FL 32771	5,000	5,000	0%	5,000	0
Steven Bartlett 354 Flyrod Cir. Orlando, FL 32825	5,000	5,000	0%	5,000	0

Marina Nagata 5117 Edmee Cir. Orlando, FL 32822	1,000	1,000	0%	1,000	0
Phillip Roberts 7400 State Hwy 250 Paris Crossing, IN 47270	1,000	1,000	0%	1,000	0
Mitchell Johnson 319 South Park Dr. Seymour, IN 47274	1,000	1,000	0%	1,000	0
Sonja Bernard 734 Holiday Dr. Seymour, IN 47274	5,000	5,000	0%	5,000	0
Beverly Roberts 516 E Third St. .Seymour, IN 47274	5,000	5,000	0%	5,000	0
Kimberly Roberts 510 E Third St. Seymour, IN 47274	5,000	5,000	0%	5,000	0
Roseann Cruz 958 Atherton Dr. Tracy, CA 95304	1,000	1,000	0%	1,000	0
Crystal Garcia 150 E Mt. Diablo Ave. Tracy, CA 95376	1,000	1,000	0%	1,000	0
Duane Barnard 161 Central Park Ave. Seymour, IN 47274	5,000	5,000	0%	5,000	0
Janet McNely PO Box 2365 Dublin, CA 94568	5,000	5,000	0%	5,000	0
Kim Ortuno 1427 Saybrook Rd. Livermore, CA 94551	1,000	1,000	0%	1,000	0

John R Cruz 958 Atherton Dr. Tracy, CA 95304	1,000	1,000	0%	1,000	0
Linda Stiles 1443 Spring Valley Common Livermore, CA 94551	5,000	5,000	0%	5,000	0
Donovan McNely 155 E Mt. Diablo Ave. Tracy, CA 95376	3,500,000(4)	3,500,000	4.5%	3,500,000	0
Michael Johnson 401 Johnson Ln. Austin, IN 47102	5,000	5,000	0%	5,000	0
Larry H Abella 1039 Corkwood Drive Oviedo, FL 32765	3,750,000(4)	3,750,000	4.8%	3,750,000	0
James P Watson 1511 Dodd Road Winter Park, FL 32792	500,000(4)	500,000.6%		500,000	0
Rosemary A Leggore 429 N Hawthorn Cir Winter Springs, FL 32708	250,000(4)	250,000.3%		250,000	0
Cynthia Wainwright 102 Ludlow Drive Longwood, FL 32779	3,500,000(4)	3,500,000	4.5%	3,500,000	0
Steve Carnes 450 Winding Creek Place Longwood, FL 32779	3,500,000(4)	3,500,000	4.5%	3,500,000	0
July Tomasi PO Box 180752 Tallahassee, FL 32318	3,500,000(4)	3,500,000	4.5%	3,500,000	0
Marsha Carnes PO Box 180751 Tallahassee, FL 32312	3,500,00(4)	3,500,000	4.5%	3,500,000	0
Ronald Espinoza 209 Ambergate Court Longwood, FL 32779	3,500,000(4)	3,500,000	4.5%	3,500,000	0

Renata Makarios 1740 W. Cheryl Dr. Winter Park, FL 32792	5,000	5,000	0%	5,000	0
Betty McNely 155 E Mt. Diablo Ave. Tracy, CA 95376	5,000	5,000	0%	5,000	0
Matt Lettau 302 Creekside Court West Huntertown, IN 46748	3,500,000(4)	3,500,000	4.5%	3,500,000	0

(1)	All shares owned in this column and all percentages are based on 77,615,000 shares of common stock issued and outstanding on December 31, 2006.
(2)
This table assumes that each security holder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Selling security holders are not required to sell their shares. See “Plan of Distribution” beginning on page 13.

(3)	Assumes that all shares registered for resale by this prospectus have been issued and sold.
(4)	Shares received for services rendered.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling security holders as to any plan of distribution.

There is no public market for our securities. We intend for our stock to be quoted on the OTC Bulletin Board. We plan to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board; however, there can be no assurance that NASD will approve the inclusion of our common stock. Although we have not engaged a market maker to apply for the quotation of our securities on the OTC Bulletin Board, we anticipate doing so upon registration of our securities in this prospectus. We believe it may take up to 12 months prior to receiving our quotation after submittal, if it is approved at all. Quotation of our common stock on the OTC Bulletin Board may provide for liquidity in our common stock; however there is no assurance of such liquidity.

Distributions of the shares by the selling security holders may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares may be sold include:

•
a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;
•	exchange distributions and/or secondary distributions;
•	sales in the over-the-counter market;
•	underwritten transactions;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
•	privately negotiated transactions.

Such transactions may be effected by the selling security holders at market prices prevailing at the time of sale or at negotiated prices. The selling security holders may effect such transactions by selling the common stock to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling security holders and may receive commissions from the purchasers of the common stock for whom they may act as agent. The selling security holders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares for sale under the Securities Act and to indemnify the selling security holders and each person who participates as an underwriter in the offering of the shares against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the common stock under this prospectus, the selling security holders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders also may sell shares of common stock short and deliver them to close out the short positions or loan or pledge the shares of common stock to broker-dealers that in turn may sell them. The selling security holders and any underwriters, dealers or agents that participate in distribution of the shares may be deemed to be underwriters, and any profit on sale of the shares by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurances that the selling security holders will sell any or all of the shares offered under this prospectus.

DETERMINATION OF OFFERING PRICE

We have determined the offering price to be $0.15. The offering price was determined by taking the product of multiplying our last private placement sale of $.10 times 1.5.

In an effort to determine a price at which the selling security holders would sell their shares prior to the shares being quoted on the OTC Bulletin Board, we polled the selling security holders. These selling security holders provided us with an average price of 1.5 times the last private placement price, which price was ten cents per share.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our board of directors serve for one year terms and are elected at the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the board of directors. Information as to our current director and executive officer is as follows:

Name	Age	Title
Larry Powalisz Mark Powalisz	43 21	Chairman, CEO, President Secretary, Director

Duties, Responsibilities and Experience

Larry Powalisz Mr. Powalisz has been the Chairman, CEO, and President since the founding of Legends Business Group in March 2006. Mr. Powalisz currently devotes his time to running several operations, including LMI Mortgage which has been in operation since 2005. LMI Mortgage originates and processes residential and commercial mortgages. In addition, Mr. Powalisz has operated YP Values since 2005. YP Values is an Internet Service Provider operation that provides internet service, internet director listings and web hosting to small and medium sized businesses throughout the United States. YP Values is owned by K & L International Enterprises, Inc., which Mr. Powalisz has owned and operated since July 2002.

Mr. Powalisz has utilized the experience he has gained in establishing and running the profitable companies he has established in the past to provide consulting services to other companies. Mr. Powalisz consulted with Small Business Organization (SBO) from 2003 through 2004 as a consultant with scripting and sales. He assisted SBO with their marketing campaign, and establishing their telemarketing centers. In 2005 Mr. Powalisz consulted with Accexx Communication, providing customer service and scripting services. From 2005 through the present, Mr. Powalisz has been providing consulting services for Better Business Organization (BBO). He has established the scripting for all sales and established their relationship with their third party clearing house.

Mr. Powalisz was a licensed real estate agent in the State of Florida from 1998 through 2000, prior to becoming a licensed mortgage broker in June of 2004.

In 1992, Mr. Powalisz founded an automobile repair shop that, due to its success, expanded to include four locations. In February of 2006, Mr. Powalisz sold his ownership.

Mark Powalisz Mr. Mark Powalisz is the son of Mr. Larry Powalisz and has been the Secretary and a Director since the founding of Legends Business Group in March 2006. Mr. Powalisz has worked in all phases of the telemarketing field since 2001 and is currently a telemarketing manager. Mr. Powalisz is also furthering his formal education to better serve LBGI.

Election of Directors and Officers

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding, which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Audit Committee and Financial Expert

We do not have an Audit Committee; our Chairman Larry Powalisz, performs some of the same functions of an Audit Committee, such as: recommending an independent registered public accounting firm to audit the annual financial statements; reviewing the independence of the independent registered public accounting firm and it’s audit report, and LBGI’s financial statements; and reviewing management’s administration of the system of internal accounting controls. LBGI does not currently have a written audit committee charter or similar document.

We have no financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive and that the services of a financial expert are not warranted.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
(3)	Compliance with applicable governmental laws, rules and regulations;
(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
(5)	Accountability for adherence to the code.

We have not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

We made our decision to not adopt a code of ethics, based upon our having only two officers and directors operating as the management for LBGI. We believe that as a result of the limited interactions which occur as a result of having such a small management structure for LBGI, it eliminates the current need for such a code, in that violations of such a code would be reported to the party generating the violation.

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter. Our board of directors performs some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee in that we are a development stage company with limited operations and resources.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on December 31, 2006, held by those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers.

The percentage of beneficial ownership for the following table is based on 77,615,000 shares of common stock outstanding as of December 31, 2006.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after December 31, 2006 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Security Ownership of Management

Name of Beneficial Owner (1)	Number Of Shares	Percent Before Offering (2)	Percent After Offering (2)
Larry Powalisz, Chairman, CEO & President	45,000,000	58%	58%
Mark Powalisz, Secretary & Director	0	0	0

(1)
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is care of LGBI.

(2)	Figures are rounded to the nearest percent.

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation authorize the issuance of 500,000,000 shares of common stock, $0.001 par value per share, of which 77,615,000 shares were outstanding as of December 31, 2006. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Legends Business Group, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Transfer Agent

The transfer agent for the common stock will be Madison Stock Transfer, 1688 East 16th Street, Brooklyn New York 11229.

INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements of Legends Business Group as of December 31, 2006 are included in this prospectus and have been audited by Patrick Rodgers, CPA, PA, an independent registered public accounting firm, as set forth in its report appearing elsewhere in this prospectus and are included in reliance upon such reports given upon the authority of such firm as an expert in accounting and auditing.

The legality of the shares offered hereby will be passed upon for us by Barbara A. Moran, Esquire, our independent legal counsel.

Neither Patrick Rodgers, CPA, PA or Barbara A. Moran, Esquire has been hired on a contingent basis, will receive a direct or indirect interest in Legends Business Group or have been a promoter, underwriter, voting trustee, director, officer, or employee, of Legends Business Group.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of Legends Business Group will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any director since provisions have been made in the articles of incorporation limiting liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law; or
•	for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of their duties; provided that in the event of a settlement the indemnification will apply only when the board of directors approves settlement and reimbursement as being for our best interests.

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Legends Business Group. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Legends Business Group in connection with a sale or purchase, including the misapplication by any officer or director of the proceeds from the sale of these securities, may be able to recover losses from us.

We undertake the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Act and is unenforceable.

DESCRIPTION OF BUSINESS

Business Development

Local Exchange Carrier Consulting Business

General
Our local exchange carrier (hereinafter LEC) billing consulting service will provide assistance to companies that use third-party billing clearinghouses for the telecommunications industry. Our potential client companies may offer any or all of the following services: providing ISP (Internet Service Provider), long distance provider, VOIP (Voice Over Internet Protocol) provider, and digital content providers, and such client companies will make their services available to small and medium size companies. The client companies market their products mainly through the use of direct mail, websites and telemarketers. Local exchange carrier clearinghouse business customers consist primarily of direct dial long distance telephone companies. These businesses collect for services from end-users of telecommunication services, process transaction records and collect the related end-user charges from these telephone companies for their customers. We do not provide billing clearinghouse services for our consulting clients. We will assist our clients in establishing and maintaining relationships with billing clearinghouses.

The LEC consulting business clients may choose to use our consulting service to work with their billing clearinghouse for processing records generated by their end-users. We consult with our clients, the billing houses they use, and any third parties necessary to assist our clients with their business needs. Although such carriers can bill end-users directly, the local exchange carrier clearinghouse business provides these carriers with a cost-effective means of billing and collecting small commercial accounts.

The LEC billing business acts as an aggregator of telephone call records and other transactions from various sources, and, due to its large volume, receives discounted billing costs from the telephone companies and can pass on these discounts to its customers, who are our clients.

The LEC clearinghouse business also provides enhanced billing services for transactions related to providers of premium services or products that can be billed through the local telephone companies, such as internet access, voice mail services, and other telecommunications charges.

Industry Background
Billing clearinghouses in the telecommunications industry developed out of the 1984 breakup of AT&T and the Bell system. In connection with the breakup, the local telephone companies that make up the regional Bell operating companies, and were required to provide billing and collection services on a nondiscriminatory basis to all carriers that provided telecommunication services to their end-user customers. Due to both the cost of acquiring and the minimum charges associated with many of the local telephone company billing and collection agreements, only the largest long distance carriers, including AT&T, MCI and Sprint, could afford the option of billing directly through the local telephone companies. Several companies, including our local exchange carrier clearinghouse business, entered into these billing and collection agreements and became aggregators of telephone call records of third-tier long distance companies, thereby becoming "third-party clearinghouses."

Third-party clearinghouses process these telephone call records and other transactions and submit them to the local telephone companies for inclusion in their monthly bills to end-users. Generally, as the local telephone companies collect payments from end-users, they remit them to the third-party clearinghouses that, in turn, remit payments to their customers.

Billing Clearinghouse Services
In general, the local exchange carrier clearinghouse business performs billing clearinghouse services under billing and collection agreements with local telephone companies. The business performs enhanced billing clearinghouse services for telecommunication services such as internet website listings, internet access and email accounts.

Billing Process
Local telephone company billing relates to billing for transactions that are included in the monthly local telephone bill of the end-user as opposed to a direct bill that the end-user would receive directly from the telecommunications or other services provider. Our clients, though the third party billing house will have the charge for their services appear on end-user bills using this process.

The local exchange carrier clearinghouse business, through its proprietary software, sets up an account receivable for each batch of call records that it processes and processes the record to determine its validity. The business then submits the relevant billable telephone call records and other transactions to the appropriate local telephone company for billing and collection. The business also monitors and tracks each account receivable by customer and by batch throughout the billing and collection process. LBGI will act as liaison between the billing house and our consulting clients to assure that only relevant billable call records are submitted for processing.

The local telephone companies then include the charges for these telephone call records and other transactions in their monthly local telephone bills, collect the payments and remit the collected funds to the local exchange carrier clearinghouse business for payment to its customers.

The complete cycle can take up to 18 months from the time the records are submitted for billing until all bad debt reserves are "trued up" with actual bad debt experience. However, the billing and collection agreements provide for the local telephone companies to purchase the accounts receivable, with recourse, within a 42- to 90-day period. The payment cycle from the time call records are transmitted to the local telephone companies to the initial receipt of funds by the local exchange carrier clearinghouse business is, on average, approximately 50 days.

The local exchange carrier clearinghouse business provides end-user customer service for billed telephone records. This service allows end-users to make inquiries regarding transactions for which they were billed directly to the operation's customer service call centers. The local exchange carrier clearinghouse business's customer service telephone number is included in the local telephone company bill to the end-user, and its respective customer service representatives are authorized to resolve end-user disputes regarding such transactions.

The local exchange carrier clearinghouse business's operating revenues consist of a processing fee that is assessed to customers either as a fee charged for each telephone call record or other transaction processed, and a customer service inquiry fee that is assessed to customers as a fee charged for each billing inquiry made by end-users. Any fees charged to the operation by local telephone companies for billing and collection services are also included in revenues and are passed through to the customer.

Operations
The local exchange carrier clearinghouse business's billing clearinghouse services are highly automated through its proprietary computer software. All of the local exchange carrier clearinghouse business's customers submit their records to the operation using electronic transmission protocols directly into their electronic bulletin board or over the Internet. These records are automatically accessed by the operation's proprietary software, processed, and submitted to the local telephone companies. Upon completion of the billing process, the local exchange carrier clearinghouse business provides reports relating to billable records and returns any unbillable records to its customers electronically through the bulletin board or through the Internet.

The local exchange carrier clearinghouse business's contracts with its customers provide for the billing services required by the customer, specifying, among other things, the services to be provided and the cost and term of the services. Once the customer executes an agreement, the operation updates tables within each of the local telephone companies' billing systems to control the type of records processed, the products or services allowed by the local telephone companies, and the printing of the customer's name on the end-user's monthly bill. While these local telephone company tables are being updated, the local exchange carrier clearinghouse business's technical support staff tests the customer's records through its proprietary software to ensure that the records can be transmitted to the local telephone companies.

Competition
The local exchange carrier clearinghouse business operates in a highly competitive segment of the telecommunications industry. Competition among the clearinghouses is based on the quality of information reporting, program flexibility, collection history, the speed of collections, and the price of services and availability of an advanced funding program. All other third-party clearinghouses are either privately held or are part of a larger parent company. We are aware of a few individuals that have provided consulting services in the past or are now consulting with companies that work in this industry.

 The Legends Business Group Solution

Our operating model will allow us to provide our client companies with the means to succeed in this competitive business environment. The processes we use will allow client companies to successfully navigate the requirements of the local exchange carriers and ultimately the FTC and FCC. We will assist our clients in choosing the billing house that will best serve their needs based upon the product they are selling, whether they are an ISP (Internet Service Provider), long distance provider, VOIP (Voice Over Internet Protocol) provider, or digital content provider. Our clients may make their sales using telemarketers, direct mail or through the use of their websites. LBGI will assist our clients to allow them to train their customer service teams and assure they are in compliance with all applicable regulations.

Regulatory and Compliance Matters

We devote significant effort to assuring our clients comply with regulations governing the various programs they offer. One common program is a free to pay program, which allows a customer to try the services offered for a period time at no charge. If the customer is not satisfied with the services, they may cancel the service at no cost during a specified period of time. If the customer continues to receive the services, then they are charged, though their local telephone bill.

In order to maintain their ability to serve customers and collect revenue, we have taken a proactive approach to resolving regulatory complaints or inquiries. We advise our client companies to assume initial responsibility for inquiries and, if necessary, they may seek our compliance advice. Most often, a resolution is achieved. Most of the regulatory and compliance issues revolve around allegations of unauthorized LEC billing arising from violations of the free to pay conversion rules, called “cramming”. State Public Service Commissions, State Attorney General Offices, and the FTC attempt to prevent "cramming,” or the addition of a specific charge or charges to a customer's local telephone bill without the proper authorization. We are the front line to our consulting clients to prevent this practice and avoid end user complaints. We do not approve, or participate in, cramming and advise our client companies to avoid this practice. Our procedures reflect an absolute prohibition and zero tolerance for cramming. Through our billing agreements we have agreed to adhere to the highest disclosure standards. Our compliance policy includes the requirement that the telemarketer, among other things, uses an approved sales script and follows a prescribed verification procedure. We require our clients record each customer authorization and store the digital file for retrieval if needed to show compliance with the law. We believe we have taken extraordinary steps to ensure that we do not violate regulations relating to cramming. First we seek to avoid all sales in situations that a prospective customer may not realize a charge will be placed on the customer's phone bill after the trial period. We advise a client to do so by:

1. Making certain that the required script provided by us is adhered to by using spot checks by personnel at the site and by our ability to review recorded calls.

2. Making certain that the verification process has been adhered to by reviewing all verification recording by client personnel and by independent third parties.

3. Rejecting any orders where we are not satisfied that our strict compliance procedures have been adhered to.

4. Advising clients to remind the customers by mail prior to the end of the free trial period that the customer has the right to cancel prior to billing.

Sales not properly authorized are rejected for billing. For sales that are properly authorized we advise our clients to take steps to make certain that the customer, during the free trial period, is aware that they will be billed at the end of the free period. Clients do this by including a warning in their welcome package. This is followed by an e-mail and a pre-billing notice to the customer with the same information sent ten days prior to the billing date.

OUR STRATEGY

Our objective is to provide our customers with the tools to assure compliance with the requirements of the local exchange carriers, the FCC and FTC. Our company can be located on the internet at: www.lbgi.net.

Billing
Our consulting group independently verifies that all sales made by client companies are billable sales, meaning that each the sale was made using an approved sales script and the prescribed verification procedure was used. Sales that do not meet these high disclosure standards will not be billed.

Customer Service
Our consulting service offers clients the confidence that their operations will comply with all applicable rules and regulations. We assist client companies with simplifying their recordkeeping requirements. We provide a customized customer service training manual that will provide detailed language and processes to be used to assure world class customer service. Giving the client companies the processes and procedures to obtain sales that comply with all rules and regulations in place will ensure billable sales and allow our client companies to maintain high levels of customer service and satisfaction for their customers. In addition, their operations will be advised by Legends Business Group as to any procedural updating required when changes made by the local exchange carriers, the FCC or FTC to assure all operations are operating with continuing compliance.

Scripting
Our consulting services will give client companies scripts that will contain the appropriate detailed descriptions of the products and / or services they are selling, whether they are in the ISP (Internet Service Provider) business, a long distance provider, a VOIP (Voice Over Internet Protocol) provider, or a digital content providers that will be billed through their customer’s monthly telephone bills. Our consulting service will assist clients with obtaining necessary approvals in scripting language and with maintaining their approval.

Competition
LBGI is aware of a few individuals that have provided consulting services in the past or are now consulting with companies that work in this industry. However, we are not aware and have not been able to find any organized company that offers the services that we offer. The known consultants we located are typically consulting on a limited basis for one client, and do not offer their services to several clients. Further, the known consultants we are aware of consult in the areas of general marketing or general accounting. Based upon our research, we believe that our services would be the first of its kind offered in this industry

Employees
We are a development stage company and currently have two part-time employees, Larry Powalisz, who is our Chairman, CEO, President, and Mark Powalisz, who is our Secretary and a Director. We look to Mr. Larry Powalisz for his entrepreneurial skills and talents. For a discussion of Mr. Powalisz’s experience, please see “Directors and Executive Officers.” Initially Mr. Larry Powalisz will handle all of our operations. We plan to use consultants, attorneys and accountants as necessary and do not plan to engage any full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock. In order to substantially grow our revenue base we will require additional personnel. These personnel will be added to our team when funds are available. We anticipate such availability to be after 12 months.

PLAN OF OPERATION

The following discussion should be read in conjunction with the financial statements section included elsewhere in this prospectus.

Overview

Information we provide in this Prospectus or statements made by our directors, officers or employees may constitute “forward-looking” statements and may be subject to numerous risks and uncertainties. Any statements made in this Prospectus, including any statements incorporated herein by reference, that are not statements of historical fact are forward-looking statements (including, but not limited to, statements concerning the characteristics and growth of our market and customers, our objectives and plans for future operations and products and our liquidity and capital resources). Such forward-looking statements are based on current expectations and are subject to uncertainties and other factors, which may involve known and unknown risks that could cause actual results of operations to differ materially from those projected or implied. Further, certain forward-looking statements are based upon assumptions about future events, which may not prove to be accurate. Risks and uncertainties inherent in forward-looking statements include, but are not limited to:

•	fluctuations in our operating results;
•	announcements of technological innovations or new products which we or our competitors make;
•	developments with respect to patents or proprietary rights;
•	changes in domestic or international conditions beyond our control that may disrupt our or our customers’ or distributors’ ability to meet contractual obligations;
•	our ability to obtain additional financing, as necessary, to fund both our long and short-term business plans; and
•	fluctuations in market demand for and supply of our products.

The forward-looking information set forth in this Prospectus is as of December 31, 2006, and we undertake no duty to update this information. Should events occur subsequent to December 31, 2006 that make it necessary to update the forward-looking information contained in this Prospectus, the updated forward-looking information will be filed as an amendment to this registration statement, which will be available at the SEC’s website at www.sec.gov. More information about potential factors that could affect our business and financial results is included in the section entitled “Risk Factors” beginning on page 3 of this prospectus.

Plan of Operation

Our plan of operation for the next twelve months will be to expand our client base. We intend to market our consulting services to small and medium size businesses that ISP (Internet Service Providers), long distance providers, VOIP (Voice Over Internet Protocol) providers, and digital content providers that rely on the services of third party billing clearinghouses, and to companies that make their sales though direct mailings and though direct website sales. Our current related party contract is providing sufficient revenue to continue current operations, and will provide sufficient revenue to meet our needs over the next twelve months. As we continue to grow we will need to raise additional funds. We do anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. LBGI does intend to continue to use the income from our current client to continue to meet our operating expenses. We do not have need for the purchase of any property or equipment at this time. LBGI will not have any significant changes in the current number of employees.

Going Concern

Our auditor has expressed substantial doubt regarding our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations and generate revenues, or if we do not raise sufficient funds in this offering.

We have generated minimal revenues from our operations. In the absence of significant sales and profits, we will seek to raise additional funds to meet our working capital needs principally through the sale of our consulting services. However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, such as the funds we are attempting to raise in this offering, or that such funds, if available, will be obtainable on terms satisfactory to us. Legends Business Group’s current cash position of $607 as of May 21, 2007 may be inadequate to pay all of the costs associated with executing our business plan. Management intends to use borrowings and security sales to mitigate the effects of its cash position; however, no assurance can be given that debt or equity financing, if and when required will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should LGBI be unable to continue existence. As a result, our auditor believes that substantial doubt exists about our ability to continue operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results or operations, liquidity, capital expenditures or capital resources that is material to investors.

Liquidity and Capital Resources

As we expand our activities, we may experience net negative cash flows from operations, pending receipt of sales revenues. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. As of the date of this prospectus, we do not have any arrangements or agreement to provide for future financing.

Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product offering, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Trends and Future Operating Results

There are current trends within the industry for the merger of some telephone companies, for example AT&T has recently purchased BellSouth. With the merger of companies, reporting requirements may change for our client consulting companies, and we may have the need to update our materials appropriately. The need to update information is on-going within our industry, and does not have a material impact on either short or long term liquidity. We are not aware of any information that would impact future operating results.

DESCRIPTION OF PROPERTY

Our offices are currently located at 1375 Semoran Boulevard, Casselberry, Florida, the offices of Mr. Larry Powalisz, our Chairman, CEO, and President. Mr. Powalisz does not receive any remuneration for the use of his offices. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan, we do not require personnel other than Mr. Larry Powalisz and Mr. Mark Powalisz to conduct our business. In the future, we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Larry Powalisz

Office services are provided without charge by our Chairman, CEO, and President. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

Revenue

Our revenue has been generated from a contract we have with a related party company, K&L International Enterprises Inc. (hereinafter K&L). The President and owner of K&L International is Larry Powalisz, the Chairman, CEO and President of Legends Business Group.

There is a two year contract in place between K & L and Legends Business Group. The contract provides that K & L pay $2,000 per month for consulting services for a term of 24 months, which commenced April 2006. The approximate dollar amount of this contract will be $48,000 at the end of the 24 month period. Legends Business Group has received $26,000 under this agreement as of May 2007.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information

(1) Principal Market or Markets Where Common Stock is Traded

We intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board; however, there can be no assurance that NASD will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

(2) This registration statement relates to a class of common equity for which there is no established public trading market.
(i)	we have no equity securities subject to outstanding options or warrants to purchase, or securities convertible into, common equity;
(ii)	of the 77,615,000 shares issued and outstanding, 45,000,000 are control shares owned by our Chairman, CEO and President, and 32,615,000 shares may be sold pursuant to Rule 144;
(iii)	of the 32,615,000 shares which may be sold pursuant to Rule 144, all such shares are being registered herein.

(b) Holders of Common Stock

As of December 31, 2006 there were 47 stockholders of our common stock.

(c) Dividends

The Board of Directors has not declared any dividends due to the following reasons:
1.	LBGI has not yet adopted a policy regarding payment of dividends;
2.	LBGI does not have any money to pay dividends at this time;
3.	The declaration of a cash dividend would result in an impairment of future working capital; and
4.	The Board of Directors will not approve the issuance of a stock dividend.

(d) Securities Authorized for Issuance under Equity Compensation Plans

We currently do not maintain a stock option plan to which incentive stock options to purchase shares of common stock may be granted to employees, directors and consultants.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our Chairman, CEO, and President, Larry Powalisz and our Secretary and Director, Mark Powalisz.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards (e)	Option Awards (f)	Non-Equity Incentive Plan Compensation (g)	Nonqualified Deferred Compensation Earnings (h)	All Other Compensation (i)	Total (j)
Larry Powalisz, Chairman, CEO and President	2006	$0	$0	$4,500,000(2)	$0	$0	$0	$7,000(1)	$4,507,000
Mark Powalisz, Secretary and Director	2006	$0	$0	$0	$0	$0	$0	$0	$0

(1) Mr. Powalisz took a one time draw as a consulting fee.
(2) The 45,000,000 shares of Restricted Common Stock were issued to Larry Powalisz at $0.10 per share in exchange for services rendered; (see financial footnote 5).

Future Compensation

Mr. Larry Powalisz and Mr. Mark Powalisz have agreed to provide services to us without compensation. Mr. Larry Powalisz provides services as a result of his stock position with Legends Business Group.

Compensation Committee

We currently do not have a Compensation Committee of the board of directors. However, the board of directors intends to establish a compensation committee, which is expected to consist of three inside directors and two independent members. Until a formal committee is established our entire board of directors will review all forms of compensation provided to our executive officers, directors, consultants and employees including stock compensation and loans.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANACIAL DISCLOSURES

There have been no changes in or disagreements with accountants on accounting and financial disclosures.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the shares of common stock offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of a common stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances create any implication that information contained in this prospectus is correct as of any time subsequent to the date of this prospectus.

Dealer Prospectus
Delivery Obligation

Until _______________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation limit the liability of our directors. As permitted by Nevada law, our directors will not be liable to us for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. This limitation does not affect liability for any breach of a director’s duty to us or our stockholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of our company or our stockholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his or her duty to our company or our stockholders, or that show a reckless disregard for duty to our company or our stockholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to our company or our stockholders, or (iii) based on transactions between our company and our directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of Nevada Law. This limitation of directors’ liability also does not affect the availability of equitable remedies, such as injunctive relief or rescission.

We have been advised that it is the position of the Commission that insofar as the provision in our Articles of Incorporation, as amended, may be invoked for the limitation of liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth both the expenses paid and the expenses payable by the Company in connection with the sale and distribution of the shares registered hereby. The expenses listed below have already been paid from revenue generated from our related party contract.

SEC Registration Fee	$10.00
Accounting Fees and Expenses	$3,000
Legal Fees and Expenses	$1,000
Printing Expenses	-
Miscellaneous Expenses	-
Total	$4,110

RECENT SALES OF UNREGISTERED SECURITIES

Issuance to Officers and Directors

We believe that the 45,000,000 shares issued to our founder, Mr. Powalisz were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). Mr. Powalisz, because of his position with our company, was deemed to be an accredited investor, as such term is defined in rule 501(a) of Regulation D promulgated under the Securities Act of 1933. The shares were issued directly by us and did not involve a public offering or general solicitation. There were no commissions paid on the issuance of the shares.

Issuance to Consultants

During the establishment of our business, the Company issued 32,500,000 of its $0.001 par value common stock at $0.10 per share for consulting services valued at $3,250,000. We believe that the issuance of these shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by us and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of our company that contained the relevant information needed to make their investment decisions. We reasonably believed that the recipients, immediately prior to issuing the shares, had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients of the consulting shares had the opportunity to speak with our management and were placed in the position of understanding and verifying for all of the relevant facts pertaining to their investment decision. There were no commissions paid on the issuance and sale of the shares.

EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

UNDERTAKINGS

(1)          File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;
(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) Include any additional or changed material information on the plan of distribution.

(2)          For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)          File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                (4)          For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.             Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
ii.            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
iii.          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
iv.           Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

B.
(1)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
(2)          In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.	That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Casselberry, State of Florida on May 29, 2007.

LEGENDS BUSINESS GROUP

By:	/s/ Larry Powalisz
Larry Powalisz, CEO, President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Larry Powalisz	CEO, President and Director	May 29, 2007
Larry Powalisz
/s/ Mark Powalisz	Secretary and Director	May 29, 2007
Mark Powalisz

EXHIBIT INDEX

* Filed herewith

EXHIBIT
NUMBER	DESCRIPTION

3(i)	Articles of Incorporation
3(ii)	By-laws
4	Specimen Stock Certificate
5	Opinion on Legality
23 (i)	Consent of Patrick Rodgers, CPA, PA
23 (ii)	Consent of Barbara A. Moran, Esquire

Patrick Rodgers, CPA, PA
309 E. Citrus Street
Altamonte Springs, FL 32701

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Legends Business Group, Inc.

I have audited the accompanying balance sheet of Legends Business Group, Inc. (a development stage company) as December 31, 2006 and the statements of operations, stockholders’ equity, and cash flows for the period from March 2, 2006 (date of inception) through December 31, 2006. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, these financial statements present fairly, in all material respects, the financial position of Legends Business Group, Inc. as of December 31, 2006 and the results of its operations and its cash flows for the period March 2, 2006 (date of inception) to December 31, 2006 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in development stage and has experienced losses from operations since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Patrick Rodgers, CPA, PA

Altamonte Springs, Florida
May 29, 2007

LEGENDS BUSINESS GROUP, INC.
(A Development Stage Company)

BALANCE SHEET

	December 31,	March 31,
	2006	2007
	(Restated)	(Unaudited)
ASSETS
Current assets:
Cash	$1,372	$34
Total current assets	1,372	34

Equipment, net of accumulated depreciation	8,413	7,726
Total Assets	$9,785	$7,760
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Loan from shareholder	$1,000	$2,516
Total current liabilities	1,000	2,516

Stockholders' equity:
Common stock, $.001 par value, authorized 500,000,000
shares; 77,615,000 issued and outstanding
as of December, 2006	77,615	77,615

Additional paid-in capital	7,683,885	7,683,885

Accumulated deficit during development stage	(7,752,715)	(7,756,256)
Total stockholders' equity	8,785	5,244
Total liabilities and stockholders' equity	$9,785	$7,760

LEGENDS BUSINESS GROUP, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS

		March 2, 2006	Three Months	For the Period
	Ten Months Ended	(Inception) to	Ended	March 2, 2006
	December 31,	March 31,	March 31,	(Inception) to
	2006	2006	2007	March 31, 2007
	(Restated)	(Unaudited)		(Unaudited)

Revenue from related party	$16,000	$-	$6,000	$22,000

Expenses:
General and administrative	7,756,654	4,500,089	8,854	7,765,508
Subcontractor	3,000		-	3,000
Depreciation	2,061		687	2,748
Consulting fee - officer	7,000		-	7,000

Total expenses	7,768,715	4,500,089	9,541	7,778,256
Net loss	$(7,752,715)	$(4,500,089)	$(3,541)	$(7,756,256)

Weighted average number of common
shares outstanding, basic and fully diluted	71,113,317	45,000,000	77,615,000	72,575,651

Net loss per weighted share
basic and fully diluted	$(0.11)	$(0.10)	$(0.00)	$(0.11)

LEGENDS BUSINESS GROUP, INC.
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

				Accumulated
			Additional	Deficit During	Total
	Common Stock		Paid-in	Developmental	Stockholder's
	Shares	Amount	Capital	Stage	Equity
Balance March 2, 2006	-	$-	$-	$-	$-

Shares issued for cash	115,000	115	11,385	-	11,500

Shares issued for consulting	32,500,000	32,500	3,217,500	-	3,250,000

Founders shares issued	45,000,000	45,000	4,455,000	-	4,500,000

Net loss March 2, 2006 (Inception)
to December 31, 2006	-	-	-	(7,752,715)	(7,752,715)

Balance December 31, 2006	77,615,000	77,615	7,683,885	(7,752,715)	8,785

Net loss three months ended
March 31, 2007		-	-	(3,541)	(3,541)

Balance March 31, 2007 (Unaudited)	77,615,000	$77,615	$7,683,885	$(7,756,256)	$5,244

LEGENDS BUSINESS GROUP, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

				For the Period
	Ten months	March 2, 2006	Three Months	March 2, 2006
	Ended	(Inception) to	Ended	(Inception) to
	December 31,	March 31,	March 31,	March 31,
	2006	2006	2007	2007
	(Restated)	(Unaudited)		(Unaudited)
CASH FLOWS FROM OPERATIONS

Net loss	$(7,752,715)	$(4,500,089)	$(3,541)	$(7,756,256)

Adjustments to reconcile net loss to net cash
used for operating activities:
Depreciation	2,061	-	687	2,748
Stock based compensation	7,750,000	4,500,000	-	7,750,000

NET CASH USED FOR OPERATING ACTIVITIES	(654)	(89)	(2,854)	(3,508)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of equipment	(10,474)	-	-	(10,474)
Proceeds from sale of equipment	-	-	-	-
NET CASH USED IN INVESTING ACTIVITIES	(10,474)	-	-	(10,474)

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of common stock	11,500	-	-	11,500
Proceeds from shareholder loan	1,000	1,000	1,516	2,516
NET CASH PROVIDED BY FINANCING ACTIVITIES	12,500	1,000	1,516	14,016

Net increase in cash	1,372	911	(1,338)	34
Cash, beginning of period	-	-	1,372	-

Cash, end of period	$1,372	$911	$34	$34

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING
AND FINANCING ACTIVITIES:

Issuance of 32,500,000 shares of common stock for
consulting services	$3,250,000	$-	$-	$3,250,000

Issuance of 45,000,000 shares of common stock for
compensation to founding shareholder	$4,500,000	$4,500,000	$-	$4,500,000

LEGENDS BUSINESS GROUP, INC.
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE TEN MONTHS ENDED DECEMBER 31, 2006 AND THREE MONTHS ENDED MARCH 31, 2007

Note 1 - Organization and summary of significant accounting principles

Organization

The company was organized March 2, 2006 (Date of Inception) under the laws of the State of Nevada. The company has not commenced significant operations and, in accordance with Statement of Financial Accounting Standards No. 7 Accounting and Reporting by Development Stage Enterprises (“SFAS No. 7”), the company is considered a development stage company.
The company will provide consulting services to companies that may offer any or all of the following services: provide ISP (internet service provider), long distance provider, VOIP (Voice Over Internet Protocol) provider, and digital content providers, and such client companies will make their services available to small and medium size companies.  These clients will use an independent billing house to bill their monthly fees directly to their customers’ telephone bill.  The company currently focuses on three stages of consulting with client businesses: billing, customer service and scripting.
Accounting period

The company has adopted an annual accounting period of January through December.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

Revenue recognition

The company provides consulting services (marketing, billing and script writing) to companies that perform services to larges telecommunications companies. The company enters into contracts for one year payable monthly. Revenue is recognized as monthly billings are completed.

Furniture and equipment

Furniture and equipment are stated at cost less accumulated depreciation. It is the policy of the company to capitalize items greater than or equal to $1,000 and provide depreciation based on the estimated useful life of individual assets, calculated using the straight line method.

LEGENDS BUSINESS GROUP, INC
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(continued)

Estimated useful lives range as follows:
Years

Furniture and equipment	3 - 5
Computer hardware	3
Vehicles	5

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2006 and March 31, 2007. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable and notes payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Earnings per share

The company has adopted Statement of Financial Accounting Standards No. 128. Earnings Per Share ("SFAS No. 128"). Basic earnings per common share ("EPS") calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti- dilutive they are not considered in the computation.

Interim periods

The interim financial information as of March 31, 2007 and for the period March 2, 2006 (inception) to March 31, 2006 and the three months ended March 31, 2007 is unaudited. However, in the opinion of management, such information has been prepared on same basis as the audited financial statements and includes all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for the periods presented. The interim results are not necessary indicative of the results for any future period.

Income taxes

The company has adopted Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

LEGENDS BUSINESS GROUP, INC
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(continued)

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes because of differences in amounts deductible for tax purposes. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with our annual report for the year ended December 31, 2007, we will be required to include a report of management on our internal control ever financial reporting. The internal control report must include a statement,

•	of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;
•	of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;
•	of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and
•	that our independent accounting firm has issued an attestation report on management’s assessment of our internal control over financial reporting, which report is also required to be filed.

In December 2005 the SEC’s advisory committee on small business recommended that the SEC allow most companies with market values of less than $700 million to avoid having their internal controls certified by auditors. The advisory committee recommended that most companies with market capitalizations under $100 million be exempted totally. It further recommended that companies with market capitalizations of $100 million to $700 million not face audits of internal controls. Some Companies with large revenues but low market values would still be required to comply with the act. There can be no assurances that these proposals or similar proposals will be adopted.

In November 2004, the FASB issued SFAS 151 “Inventory Costs.” This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the company beginning with its fiscal year ending December 31, 2007. The company is currently evaluating the impact this new Standard will have on its operations, but believes that it will not have a material impact on the company’s financial position, results of operations or cash flows.

LEGENDS BUSINESS GROUP, INC
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(continued)

In December 2004, the FASB issued SFAS 152, "Accounting for Real Estate Time-Sharing Transactions." The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS 66, "Accounting for Sales of Real Estate," for real estate time-sharing transactions. SFAS 152 amends Statement 66 to reference the guidance provided in SOP 04-2. SFAS 152 also amends SFAS 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. Management does not expect adoption of SFAS 152 to have a material impact on the company's financial statements.

In December 2004, the FASB issued SFAS 153, "Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29, "Accounting for Nonmonetary Transactions." Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS 153 to have a material impact on the company's financial statements.

In December 2004, the FASB issued SFAS 123(R), "Share-Based Payment." SFAS 123(R) amends SFAS 123, "Accounting for Stock-Based Compensation," and APB Opinion 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management does not expect adoption of SFAS 123(R) to have a material impact on the company’s financial statements.

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections - a replacement of APB Opinion 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements.” SAFS requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. This statement is effective for accounting changes and errors made in fiscal years beginning after December 15, 2005. Management does not expect adoption of SFAS 152 to have a material impact on the company's financial statements.

LEGENDS BUSINESS GROUP, INC
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(continued)

In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments." This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.

This Statement resolves issues addressed in Statement 133 Implementation Issue No. Dl, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This Statement:

a)	Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation.

b)	Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133.

c)
Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation.

d)	Clarifies that concentrations of’ credit risk in the form of subordination are not embedded derivatives.

e)
Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

The fair value election provided for in paragraph 4(e) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year, provided we have not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis.

Adoption of this Statement is required as of the beginning of the first fiscal year that begins after September 15, 2005. The adoption of this statement is not expected to have a material impact on the company’s financial statements.
In March 2006, The FASB issued SEAS 156, “Accounting for Servicing of Financial Assets.” This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

a)	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations.

LEGENDS BUSINESS GROUP, INC
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(continued)

b)	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

c)	Permits an entity to choose either the amortization method or the fair value measurement method for each class of separately recognized servicing assets and servicing liabilities.

d)
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

e)
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Adoption of this Statement is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this statement is not expected to have a material impact on the company’s financial statements.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurement. The implementation of this guidance is not expected to have any impact on the company’s financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of PASS Statements No. 87, 106, and 132(R)” (“SFAS No. 158”). SFAS No. 158 requires companies to recognize a net liability or asset and an offsetting adjustment to accumulated other comprehensive income to report the funded status of defined benefit pension and other postretirement benefit plans. SFAS No. 158 requires prospective application, recognition and disclosure requirements effective for the company’s fiscal year ending December 31, 2007. Additionally, SFAS No. 158 requires companies to measure plan assets and obligations at their year-end balance sheet date. This requirement is effective for the company’s fiscal year ending December 31, 2009. The company is currently evaluating the impact of the adoption of SFAS No. 258 and does not expect that it will have a material impact on its financial statements.

In September 2006, the United States Securities and Exchange Commission (“SEC”), adopted SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” This SAB provides guidance on the consideration of the effects to prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company’s balance sheet and statement of operations financial statements and the related financial statement disclosures. The SAB permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The company is currently evaluating the impact, if any, that SAB 108 may have on the company’s results of operations or financial position.

LEGENDS BUSINESS GROUP, INC
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(continued)

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109.” This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Interpretation No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Interpretation No. 48 is effective for fiscal years beginning after December 15, 2006 and the company is currently evaluating the impact, if any, that FASB Interpretation No. 48 may have on it’s results of operations or financial position.

Note 2 - Going concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the company is in the development stage and, accordingly, has not yet generated significant revenues from operations. Since its inception, the company has generated small amounts of revenues through a consulting contract with a related company; however, there is a need for the consulting services provided by the company within the industry. The company, as consultants, will provide assistance to established companies with their billing, customer service and scripting, allowing client companies to continue billing their services through Local Exchange Carriers. As stated the company is a development stage company and generated revenues for the ten months ended December 31, 2006 and the three months ended March 31, 2007 totaling $16,000 and $6,000, respectively, and incurred accumulated net losses from March 2, 2006 (inception) through the period ended December 31, 2006 and the three months ended March 31, 2007 of approximately $7,756,000 and $3,500 respectively.

The ability of the company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. The accompanying financial statements do not include any adjustments that might be required should the company be unable to recover the value of its assets or satisfy its liabilities.

Note 3 - Furniture and Equipment

Furniture and equipment consists of the following categories:

	As of	As of
	December 31,	March 31,
	2006	2007
		(Unaudited)
Computers	$3,000	$3,000
Software	7,474	7,474
	10,474	10,474
Less accumulated depreciation	2,061	2,748
Total	$8,413	$7,726

Depreciation expense for the ten months ended December 31, 2006 and the three months ended March 31, 2007 totaled $2,061and $687, respectively.

LEGENDS BUSINESS GROUP, INC
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(continued)

Note 4 - Income taxes

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the
federal statutory rate	34%
Effect of operating losses	-34%
0%

Net deferred tax assets consist of the following:

For the year ended
December 31,
2006
Gross deferred tax asset	$127,000
Gross deferred tax liability	-
Valuation allowance	(127,000)
Net deferred tax asset	$-

The company did not pay any income taxes during the ten months ended December 31, 2006 and the three months ended March 31, 2007.

Note 5 - Stockholders’ equity

In March 2006, the Company issued 45,000,000 shares of its $0.001 par value common stock as founder's shares. In connection with the issuance of these 45,000,000 shares, the company recorded compensation expense in the amount of $4,500,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering." In May 2006, the Company issued 115,000 shares of its $0.001 par value common stock for $11,500 cash.

The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

LEGENDS BUSINESS GROUP, INC
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(continued)

In May 2006, the Company issued 32,500,000 shares of its $0.001 par value common stock for consulting services. In connection with the issuance of these 32,500,00 shares, the company recorded compensation expense in the amount of $3,250,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."
There have been no other issuances of common stock.

Note 6 - Warrants and options

There are no warrants or options outstanding to acquire any additional shares of common stock.

Note 7 - Related party transactions

Amounts due to the company’s chief executive officer totaled $1,000 at December 31, 2006 and $2,516 at March 31, 2007. These amounts primarily represent loans to pay company startup expenses.

On March 31, 2006, the Company entered into a two year contract to provide consulting services for K&L International, a company solely owned by our Chairman, CEO, and President. The contract, with a value of approximately $48,000, provides that the Company will receive $2,000 per month, which commenced April 2006. Through April 2007, the Company has received $24,000 under the terms of the consulting contract.

The revenue reported of $16,000 for the ten month period ended December 31, 2006 and $6,000 for the three months ended March 31, 2007 represents revenue from consulting services provided based on the above two year contract.

The company is using space rent free that is owned by the founding shareholder.

Note 8 - Commitments and contingent liabilities

Legal matters - The company is occasionally party to litigation or threat of litigation arising in the normal course of business. Management, after consultation with legal counsel, does not believe that the resolution of any such matters will have a material effect on the company’s financial position or results of operations.

Note 9 - Restatement

The Company restated is financial statements as of December 31, 2006 and for the 10 month period ended December 31, 2006. The financial statements have been restated to reflect the increase in value of shares of common stock issued to the founding shareholder and consultants. The effect of the restatement is to increase net loss by $7,380,000. Net loss per share was unchanged. The financial statements were restated per SFAS 154 Accounting Changes and Error Corrections.

LEGENDS BUSINESS GROUP, INC
(A DEVELOPMENTAL STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
(continued)

	As reported	Adjustment	As restated

Balance Sheet

Total current assets	$1,372	$-	$1,372
Equipment, net	8,413	-	8,413
Total assets	$9,785	$-	$9,785

Loan from shareholder	$1,000	$-	$1,000
Common stock	77,615	-	77,615
Additional paid-in capital	303,885	7,380,000	7,683,885
Accumulated deficit
during development stage	(372,715)	(7,380,000)	(7,752,715)
Total liabilities and stockholder's equity	$9,785	$-	$9,785

Statement of operations

Revenue	$16,000	$-	$16,000

Expenses
General and administrative	376,654	7,380,000	7,756,654
Subcontractor	3,000	-	3,000
Depreciation	2,061	-	2,061
Consulting fee - officer	7,000	-	7,000
Total expenses	388,715	7,380,000	7,768,715

Net loss	$(372,715)	$(7,380,000)	$(7,752,715)